EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 28, 2003 relating to the financial statements, which appears in Somera Communications, Inc’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated January 28, 2003 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

February 10, 2004